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FOR IMMEDIATE RELEASE

October 28, 2011

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, c.ryan.frazier@dom.com Bill Hall (804) 819-2040, bill.hall@dom.com
Analysts:	Corynne Arnett (804) 819-2384, corynne.arnett@dom.com Nathan Frost (804) 819-2187, nathan.j.frost@dom.com

DOMINION ANNOUNCES THIRD-QUARTER 2011 EARNINGS

• Third-quarter 2011 operating earnings of 95 cents per share compared to guidance of 90 cents to $1.00 per share
• Third-quarter 2011 GAAP earnings of 69 cents per share
• Company narrows 2011 operating earnings guidance to $3.05 to $3.20 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended September 30, 2011, of $392 million ($0.69 per share), compared with reported earnings of $575 million ($0.98 per share) for the same period in 2010.

Operating earnings for the three months ended September 30, 2011, amounted to $541 million ($0.95 per share), compared to operating earnings of $603 million ($1.03 per share) for the same period in 2010. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2011 and 2010 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Third quarter results were good and came at the mid-point of our $0.90 to $1.00 per share guidance range.  Most importantly, we faced significant challenges during the quarter but were up to the task and performed well.

“While Hurricane Irene caused major outages on our electric transmission and distribution systems, extraordinary restoration efforts were completed by our employees and workers from our neighboring utility companies.  Our thanks to all for outstanding work on such a monumental task.

“Following a safe shutdown of the North Anna nuclear facility during a nearby earthquake, the station is ready to return to service as soon as permission is granted by the NRC.  Detailed inspections have found no safety-related functional damage to the station.  A recent NRC meeting concluded that Dominion responded appropriately and there was no significant damage at North Anna.

“Our long-term infrastructure growth plan moves forward in each of our business segments giving us confidence for an expected annual operating earnings per share growth of 5 to 6 percent beginning next year.

“In our Generation segment, our major growth projects continue to make progress toward completion.  The 585-megawatt Virginia City Hybrid Energy Center is now more than 93 percent complete and on target for service in the summer of 2012.  At Warren County, the 1,300-megawatt gas-fired combined cycle plant, site work and other preparations are ongoing and, pending regulatory approval, construction is expected to start in the spring of 2012.

“With more than 40 projects planned over the next five years, our electric transmission line construction projects will be needed to meet growing demand and maintain reliability. The modernization of the Mount Storm-to-Doubs line received approval from the Virginia State Corporation Commission recently.  Work is planned on this project over the next three years with completion scheduled in 2015.

“At Dominion Energy, construction has commenced for two of our major projects. The Natrium gas processing and fractionation project is under way in West Virginia and is scheduled to be in service by late 2012.  Also, pipeline construction started at Appalachian Gateway and is expected to be in service in 2012.  Interest in our potential Cove Point Liquefaction Project is growing.  We recently received Department of Energy approval to export LNG to Free Trade Agreement (FTA) countries and have also filed an export application for non-FTA countries."

Third-quarter 2011 operating earnings compared to 2010

The decrease in third-quarter 2011 operating earnings per share as compared to third-quarter 2010 operating earnings per share is primarily attributable to lower merchant generation margins, lower weather-related sales in our regulated electric service territory, and lower contributions from producer services.  Partially offsetting these negatives were higher electric transmission revenues and accretion due to share repurchases.

Details of third-quarter 2011 operating earnings as compared to 2010 can be found on Schedule 4 of this release.

Fourth-quarter and year-end 2011 operating earnings guidance

Dominion expects fourth-quarter 2011 operating earnings in the range of 58 cents per share to 73 cents per share as compared to fourth-quarter 2010 operating earnings of 63 cents per share. Positive factors for the fourth quarter of 2011 compared to the same period of the prior year include higher base and rider revenues and a lower share count.  Offsetting these positives are lower merchant generation margins and a return to normal weather. GAAP earnings for the fourth quarter of 2010 were 51 cents per share. When combining fourth-quarter 2011 guidance with year-to-date results, this effectively narrows our guidance range for the full year to $3.05 to $3.20 per share.

In providing its fourth-quarter and full-year 2011 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles. At this time, Dominion management is not able to estimate the impact, if any, of these items on reported earnings, other than those as set forth in Schedule 2 – Reconciliation of 2011 Operating Earnings to Reported Earnings on page 8 of the 3Q11 Earnings Release Kit. Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its third-quarter earnings conference call at 10 a.m. EDT on Friday, October 28.  Dominion management will discuss its third-quarter financial results and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT October 28 and lasting until 11 p.m. EDT November 4.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 11096935.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day October 28.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 28,200 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,300 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for fourth-quarter and full-year 2011 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events, including the effects of hurricanes, earthquakes, high winds and major storms on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance risks, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended September 30
	2011	2010	Change
Earnings:
Dominion Virginia Power	$125	$107	$18
Dominion Energy	95	92	3
Dominion Generation	394	487	(93)
Corporate and Other	(73)	(83)	10
OPERATING EARNINGS	$541	$603	$(62)
Items excluded from operating earnings 2, 3	(149)	(28)	(121)
REPORTED EARNINGS 1	$392	$575	$(183)

Common Shares Outstanding (average, diluted)	571.2	586.4

Earnings Per Share (EPS):
Dominion Virginia Power	$0.22	$0.18	$0.04
Dominion Energy	0.17	0.16	0.01
Dominion Generation	0.69	0.83	(0.14)
Corporate and Other	(0.13)	(0.14)	0.01
OPERATING EARNINGS	$0.95	$1.03	$(0.08)
Items excluded from operating earnings 2	(0.26)	(0.05)	(0.21)
REPORTED EARNINGS 1	$0.69	$0.98	$(0.29)

(millions, except earnings per share)	Nine months ended September 30
	2011	2010	Change
Earnings:
Dominion Virginia Power	$389	$333	$56
Dominion Energy	368	353	15
Dominion Generation	886	1,088	(202)
Corporate and Other	(223)	(169)	(54)
OPERATING EARNINGS	$1,420	$1,605	$(185)
Items excluded from operating earnings 2, 4	(213)	905	(1,118)
REPORTED EARNINGS 1	$1,207	$2,510	$(1,303)

Common Shares Outstanding (average, diluted)	575.6	592.8

Earnings Per Share (EPS):
Dominion Virginia Power	$0.68	$0.56	$0.12
Dominion Energy	0.64	0.59	0.05
Dominion Generation	1.54	1.84	(0.30)
Corporate and Other	(0.39)	(0.28)	(0.11)
OPERATING EARNINGS	$2.47	$2.71	$(0.24)
Items excluded from operating earnings 2	(0.37)	1.52	(1.89)
REPORTED EARNINGS 1	$2.10	$4.23	$(2.13)

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax amounts for the current period and the prior period are ($263) million and ($6) million, respectively.
4)	Pre-tax amounts for the current period and the prior period are ($350) million and $1.784 billion, respectively.

Schedule 2 - Reconciliation of 2011 Operating Earnings to Reported Earnings

2011 Earnings (nine months ended September 30, 2011)

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$74 million of restoration costs associated with Hurricane Irene.
•	$13 million of earthquake related costs, largely related to inspections following the safe shutdown of reactors at our North Anna nuclear power station.
•	$39 million impairment charge related to our State Line coal-fired merchant power station.
•	$34 million impairment of excess emission allowances resulting from a new EPA Air Pollution Rule.
•	$32 million net loss from operations at our Kewaunee nuclear merchant power station, which is being marketed for sale.
•	$21 million of severance costs and other charges resulting from expected closings of our Salem Harbor and State Line merchant generation plants.
•	$14 million benefit related to litigation with the Department of Energy for spent nuclear fuel-related costs at Millstone nuclear power station.
•	$14 million net expense related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011	2
Operating earnings	$541	$338	$541	$0	$1,420
Items excluded from operating earnings (after-tax):
Hurricane Irene costs			(74)		(74)
Earthquake costs			(13)		(13)
Impairment of merchant generation asset	(39)				(39)
Emission allowances impairments			(34)		(34)
Kewaunee operations	(19)	(1)	(12)		(32)
Charges related to merchant generation plant closings		(11)	(10)		(21)
Recoverable spent nuclear fuel-related costs		14			14
Other items	(4)	(4)	(6)		(14)
Total items excluded from operating earnings (after-tax) 1	(62)	(2)	(149)	0	(213)
Reported net income	$479	$336	$392	$0	$1,207
Common shares outstanding (average, diluted)	580.5	575.2	571.2	0.0	575.6
Operating earnings per share	$0.93	$0.59	$0.95	$0.00	$2.47
Items excluded from operating earnings (after-tax)	(0.11)	(0.01)	(0.26)	0.00	(0.37)
Reported earnings per share	$0.82	$0.58	$0.69	$0.00	$2.10

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings (pre-tax):	1Q11	2Q11	3Q11	4Q11	YTD 2011
Hurricane Irene costs			(121)		(121)
Earthquake costs			(21)		(21)
Impairment of merchant generation asset	(55)				(55)
Emission allowances impairments			(57)		(57)
Kewaunee operations	(32)	(5)	(19)		(56)
Charges related to merchant generation plant closings		(17)	(16)		(33)
Recoverable spent nuclear fuel-related costs		24			24
Other items	6	(8)	(29)		(31)
Total items excluded from operating earnings	($81)	($6)	($263)	$0	($350)

2)	YTD 2011 EPS may not equal sum of quarters due to share count differences.

Schedule 3 – Reconciliation of 2010 Operating Earnings to Reported Earnings

2010 Earnings (Twelve months ended December 31, 2010)

The net effects of the following items, all shown on an after-tax basis, are included in 2010 reported earnings, but are excluded from operating earnings:

•	$1.4 billion net benefit resulting from the sale of our Appalachian E&P operations, primarily reflecting the gain on the sale, partially offset by certain transaction costs and other related charges.
•	$206 million after-tax charge related to our work-force reduction program, primarily reflecting severance pay and other benefits to affected employees.
•	$155 million net loss from Peoples discontinued operations, primarily reflecting the loss on the sale recorded in February 2010.
•	$127 million of impairment charges related to certain merchant generation facilities.
•	$57 million charge related to health care legislation changes, eliminating the tax deduction for a portion of retiree prescription drug costs.
•	Impact of interim tax expense provision resulting from the impact of items excluded from operating earnings on our 2010 estimated annual effective tax rate.
•	$1 million net expense related to other items.

	(millions, except per share amounts)	1Q10	2Q10	3Q10	4Q10	YTD 2010	2
	Operating earnings	$576	$426	$603	$366	$1,971
	Items excluded from operating earnings (after-tax):
	Items related to the sale of Appalachian E&P operations	14	1,387		(18)	1,383
	Work force reduction program	(206)				(206)
	Peoples discontinued operations	(149)	2		(8)	(155)
	Impairment of merchant generation assets		(95)		(32)	(127)
	Healthcare reform legislation - Medicare Part D tax impact	(57)				(57)
	Interim tax provision	(16)	53	(24)	(13)	0
	Other items	12	(12)	(4)	3	(1)
	Total items excluded from operating earnings (after-tax) 1	(402)	1,335	(28)	(68)	837
	Reported net income	$174	$1,761	$575	$298	$2,808
	Common shares outstanding (average, diluted)	600.9	591.4	586.4	582.1	590.1
	Operating earnings per share	$0.96	$0.72	$1.03	$0.63	$3.34
	Items excluded from operating earnings (after-tax)	(0.67)	2.26	(0.05)	(0.12)	1.42
	Reported earnings per share	$0.29	$2.98	$0.98	$0.51	$4.76

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
	Items excluded from operating earnings (pre-tax):	1Q10	2Q10	3Q10	4Q10	YTD 2010
	Items related to the sale of Appalachian E&P operations	20	2,405			2,425
	Work force reduction program	(338)				(338)
	Peoples discontinued operations	(137)	3			(134)
	Impairment of merchant generation assets		(163)		(31)	(194)
	Other items	20	(20)	(6)	6	0
	Total items excluded from operating earnings	($435)	$2,225	($6)	($25)	$1,759

2)	YTD 2010 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 3Q11 Earnings to 3Q10

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	September 30,
	2011 vs. 2010
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($3)	($0.01)
Other	(3)	(0.01)
FERC transmission equity return	12	0.03
Storm damage and service restoration - distribution operations	6	0.01
Salaries, wages and benefits expense	7	0.01
Retail energy marketing operations	(9)	(0.02)
Other	8	0.02
Share accretion	---	0.01
Change in contribution to operating earnings	$18	$0.04

Dominion Energy
Gas distribution margin	$5	$0.01
Gas transmission margin	6	0.01
Producer Services margin	(17)	(0.03)
Other	9	0.01
Share accretion	---	0.01
Change in contribution to operating earnings	$3	$0.01

Dominion Generation
Regulated electric sales:
Weather	($9)	($0.02)
Other	3	0.01
Rate Adjustment Clause equity return	6	0.01
Merchant generation margin	(87)	(0.14)
Outage costs	5	0.01
Kewaunee 2010 earnings	(4)	(0.01)
Other	(7)	(0.02)
Share accretion	---	0.02
Change in contribution to operating earnings	($93)	($0.14)

Corporate and Other
Change in contribution to operating earnings	$10	$0.01

Change in consolidated operating earnings	($62)	($0.08)

Change in items excluded from operating earnings 1	($121)	($0.21)

Change in reported earnings (GAAP)	($183)	($0.29)

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.